UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                   )

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XAI Octagon Floating Rate & Alternative Income Term Trust

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XAI Octagon Floating Rate & Alternative Income Term Trust Adjourns Special Meeting of Shareholders to Permit Further Solicitation of Proxies

CHICAGO, December 19, 2023 – XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) (NYSE: XFLT) announced today that its special meeting of shareholders (the “Special Meeting”) has been adjourned to January 24, 2024 at 10:00 a.m. Central time with respect to all proposals to allow more time for shareholders to vote.

At the Special Meeting, Trust shareholders are being asked (i) to approve a new investment sub-advisory agreement among the Trust, XA Investments LLC and Octagon Credit Investors, LLC (“Proposal 1”) and (ii) to approve an amendment to the Trust’s Agreement and Declaration of Trust to cause the Trust to become a perpetual fund by eliminating the requirement that it terminate operations on or about December 31, 2029, unless extended as permitted by the Declaration of Trust (“Proposal 2” and, together with Proposal 1, the “Proposals”).

The reconvened Special Meeting will be held at offices of the Trust’s investment adviser, XA Investments LLC, 321 North Clark Street, Suite 2430, Chicago, Illinois 60654.

The October 25, 2023 record date for shareholders entitled to vote at the adjourned Special Meeting remains unchanged. Information about the reconvened Special Meeting appears below.

At the time the Special Meeting was adjourned, proxies had been submitted by shareholders representing approximately 40.35% of the Trust’s shares outstanding and entitled to vote. At the time the Special Meeting was adjourned, approximately 92.66% of the votes cast on Proposal 1 were voted in favor of its approval, and approximately 92.08% of the votes cast on Proposal 2 were voted in favor of its approval.

During the adjournment, the Trust continues to solicit votes from its shareholders with respect to the Proposals. Proxies previously submitted with respect to the Special Meeting will be voted on the Proposals at the reconvened Special Meeting unless properly revoked in accordance with the procedures described in the Trust’s proxy statement, and shareholders who have previously submitted a proxy or otherwise voted need not take any action.

If, as of October 25, 2023, you were a Trust shareholder and have not yet voted, the Trust urges you to submit your vote in advance of the reconvened Special Meeting. Shareholders can vote by any of the following convenient methods:

1.	Vote by phone with a representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 431-9645. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time.
2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on your proxy card(s).
3.	Vote online: You may cast your vote by visiting www.proxyvote.com and following the instructions on the website.
4.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided with your proxy materials.

The Trust’s proxy statement is available online at https://vote.proxyonline.com/XAI/docs/proxy2023.pdf.

Shareholders who have any proxy-related questions or would like to cast their vote by phone can call (800) 431-9645 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time. Shareholders may also email votemyproxy@equiniti.com with any questions and a representative from the Trust’s proxy solicitor, EQ Fund Solutions, will contact you to answer your questions.

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About XA Investments

XA Investments LLC (“XAI”) serves as the Trust’s investment adviser. XAI is a Chicago-based firm founded by XMS Capital Partners in April, 2016. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including development and market research, sales, marketing, fund management and administration. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. XAI provides individual investors with access to institutional-caliber alternative managers. For more information, please visit www.xainvestments.com.

About XMS Capital Partners

XMS Capital Partners, LLC, established in 2006, is a global, independent, financial services firm providing M&A, corporate advisory and asset management services to clients. It has offices in Chicago, Boston and London. For more information, please visit www.xmscapital.com.

About Octagon Credit Investors

Octagon Credit Investors, LLC (“Octagon”) serves as the Trust’s investment sub-adviser. Octagon is a 29 year-old, $35B below-investment grade corporate credit investment adviser focused on leveraged loan, high yield bond and structured credit (CLO debt and equity) investments. Through fundamental credit analysis and active portfolio management, Octagon’s investment team identifies attractive relative value opportunities across below-investment grade asset classes, sectors, and issuers. Octagon’s investment philosophy and methodology encourage and rely upon dynamic internal communication to manage portfolio risk. Over its history, the firm has applied a disciplined, repeatable, and scalable approach in its effort to generate attractive risk-adjusted returns for its investors. For more information, please visit www.octagoncredit.com.

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The Trust has filed a proxy statement related to the Special Meeting with the Securities and Exchange Commission (“SEC”). Because the proxy statement contains important information about the Proposals, the Trust’s shareholders are urged to read the proxy statement and accompanying materials carefully. Shareholders can obtain, free of charge, copies of these documents at the SEC’s website at www.sec.gov and can obtain copies by visiting https://vote.proxyonline.com/XAI/docs/proxy2023.pdf, calling (800) 431-9645, or by writing the Trust at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654.

XAI does not provide tax advice; please consult a professional tax advisor regarding your specific tax situation. Income may be subject to state and local taxes, as well as the federal alternative minimum tax.

Investors should consider the investment objectives and policies, risk considerations, charges and expenses of the Trust carefully before investing. For more information on the Trust, please visit the Trust’s webpage at www.xainvestments.com.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Trust’s actual results are the performance of the portfolio of securities held by the Trust, the conditions in the U.S. and international financial and other markets, the price at which the Trust’s shares trade in the public markets and other factors discussed in the Trust’s annual and semi-annual reports filed with the SEC.

Although the Trust believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Trust’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Trust’s ongoing obligations under the federal securities laws, the Trust does not intend, and the Trust undertakes no obligation, to update any forward-looking statement.

NOT FDIC INSURED	NO BANK GUARANTEE	MAY LOSE VALUE

Foreside Fund Services, LLC - Distributor

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Media Contact:

Kimberly Flynn, Managing Director
XA Investments LLC
Phone: 888-903-3358

Email: KFlynn@XAInvestments.com

www.xainvestments.com